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                                                                   Exhibit 10.15


                                      L E A S E

     THIS INDENTURE, made by and between SHELTER LEE, LLC a Connecticut limited liability company with an office and principal place of business at 29 Federal Road, Danbury, Connecticut (hereinafter referred to as "Landlord") and EVERCEL,
INC.   a  Delaware corporation with an principal place of business at 2 Lee Mac
Avenue, Danbury, Connecticut (hereinafter referred to as "Tenant").

                                W I T N E S S E T H :

     1. PREMISES: Landlord has leased and does hereby lease to Tenant the following described premises situated in Danbury, Connecticut, to wit: Premises known as 2 Lee Mac Avenue (containing +/- 28,500 square feet and shown on the attached Site Plan) and being known as the "Leased Premises"; Together with the right to park in common with others all as shown on the attached site plan.

     2. TERM: The term of this Agreement shall be for five (5) years, commencing January 1, 1999 and terminating December 31, 2004, except as set forth in Paragraph 3 of this Lease.

     3. START OF CONSTRUCTION AND COMMENCEMENT DATE: This Lease is drawn for a building located at 2 Lee Mac Avenue in Danbury, Connecticut. Landlord agrees to complete the work in Landlords work letter attached hereto. If such construction is not completed on or before March 1, 1999 the Tenant shall have as its sole remedy the option, for fifteen (15) days thereafter, of canceling this Lease in writing; provided, however, that said non-compliance is not caused by strikes, acts of God, war emergencies, or other causes beyond the Landlord's control which shall extend the above-mentioned date. If the construction required in connection with the Leased Premises is not completed on the date aforementioned, the Landlord shall have the option to cancel this Lease. If Tenant or Landlord shall cancel this Lease, as in this Paragraph 3 provided, Landlord shall return the security deposit identified in Section 5 to Tenant, and both parties shall thereafter be relieved of and from any further liability hereunder. Notwithstanding the commencement and expiration dates as above set forth, the term shall commence on the delivery of the Certificate of Occupancy issued by the City of Danbury or Tenant occupying the Leased Premises, whichever shall first occur, (hereinafter called "Commencement Date"), and the term shall expire on the last day of the month five (5) years after the aforementioned Commencement Date. If the Commencement Date is not on the first day of a calendar month, rent for the period between Commencement Date and the first day of the following month shall be apportioned at the annual rate hereinafter provided (based on a 360 day annual basis) and shall be due and payable on the Commencement Date. As soon as Commencement Date has been determined, memoranda will be signed by Landlord and Tenant setting forth the actual commencement and expiration dates of the term of this Lease and certifying that Tenant is in occupancy and this Lease is in full force and effect.



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     4.   RENT:  Tenant shall pay to the Landlord, without demand, an annual rent during the term of this Lease as follows:

      Years               Annual Rent        Monthly Rent
      -----               -----------        ------------

       1-3                $171,000.00         $14,250.00
         4                $178,125.00         $14,843.75
         5                $185,250.00         $15,437.50

payable in equal monthly installments on the first day of each month, in advance.

     5. SECURITY DEPOSIT: Tenant has deposited with the Landlord the sum of Fourteen Thousand Two Hundred and Fifty ($14,250.00), as security for the performance by Tenant of the terms of this Lease. The Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or other sum as to which Tenant is in default or for any sum which the Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms of this Lease, including, but not limited to, any damages or deficiency in the reletting of the leased property, whether such damages or deficiency occurred before or after summary proceedings or other re-entry by the Landlord. In the event that the Tenant shall comply with all of the terms of this Lease, the security shall be returned to it after the date fixed as the end of the lease and after delivery of possession of the leased property to the Landlord. In the event of a sale of the premises of which the leased property forms a part, the Landlord shall have the right to transfer the security to the buyer for the benefit of Tenant and the Landlord shall thereupon be released from all liability for the return of such security. Landlord agrees to notify the Tenant of such transfer in writing. The Tenant shall look solely to the vendee for the return of such security. Landlord shall not assign or encumber the money deposited as security, and neither the Tenant nor its successors or assigns shall be bound by any such assignment or encumbrance. The Tenant shall not be entitled to any interest on said security deposit.

     6. UTILITIES: Tenant shall, at its own cost and expense pay all charges when due for water, gas, electricity, heat, sewer and water rentals or charges and any other utility charges incurred in the use of the Leased Premises. Tenant shall be responsible for its own garbage removal.

     7. USE OF PREMISES: Tenant agrees to use the Leased Premises for offices and development, testing and manufacturing of batteries and related products. Any other unrelated use is prohibited without the written approval of the Landlord. Tenant will not store any material or debris outside the Leased Premises.

     8. CONDITION OF PREMISES, ORDINANCES AND VIOLATIONS: (a) The Tenant shall make no alteration, addition or improvement in the premises without the prior written consent of Landlord and then only by contractors or mechanics approved by Landlord, which consent and/or approval shall not be unreasonably delayed or withheld provided, however,



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Tenant shall be permitted to make alterations which cost less than Five-Thousand
($5,000.00) Dollars, without Landlord's consent.

          (b) Throughout the term of this Lease Landlord agrees to make structural repairs to the premises which shall be deemed to mean repairs to the structural frame, exterior of the premises, to the roof and to utilities and facilities servicing the premises to the extent that they are located outside of the Leased Premises. All such repairs shall be at Landlord's expense unless such repairs are necessitated by the act of Tenant or any of its employees or business invitees. All other repairs shall be done by the Tenant at Tenant's expense. All repairs and replacements shall be at least equal in quality of workmanship and materials to that existing in the Leased Premises at the commencement of this Lease. Tenant shall indemnify the Landlord against all costs, expenses, liabilities, losses, damages, suits, fines, penalties, claims and demands, including reasonable attorney's fees, because of Tenant's failure to comply with the foregoing covenant. The Landlord shall in no event be required to make any repair, alteration or improvement to the Leased Premises except as set forth above. Tenant agrees to replace all broken glass in the Leased Premises. Tenant shall be responsible for parking lot cleaning and maintenance, snow removal, lawn and shrub maintenance.

          (c) The necessity for and adequacy of repairs and replacements to the Leased Premises shall be measured by the standard which is appropriate for improvements of similar construction and class, provided that Tenant shall in any event make all repairs necessary to comply with the building, health and fire codes of Danbury, Connecticut.

          (d) Tenant shall: suffer no waste or injury to Leased Premises; give prompt notice to the Landlord of any damage that may occur; execute and comply with all laws, rules, orders, ordinances and regulations at any time issued or in force, applicable to the Leased Premises or to the Tenant's use and occupancy thereof, of the Municipal, City, County, State and Federal Governments and Landlord, and of each and every department, bureau and official thereof, and of the Board of Fire Underwriters having jurisdiction thereof.

     9. ASSIGNMENT: The Tenant shall not assign, mortgage, or encumber this Lease in whole or in part, or subject all or any part of the Leased Premises to a sublease without the prior written consent of the Landlord, which consent shall not be unreasonably delayed or withheld. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against assigning or subletting by operation of law. If this Lease be assigned or if the Leased Premises or any part thereof be occupied by anybody other than the Tenant, Landlord may collect rent from the assignee, or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this provision or the acceptance of the assignee, undertenant or occupant as lessee, or as a release of Tenant from the further performance by it of the provisions on its part to be observed or performed herein. Notwithstanding any assignment or sublease, Tenant shall remain fully liable and shall not be released from performing any of the terms of this Lease during the original term of this Lease.



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     10.  FIRE AND OTHER CASUALTY:

          (a) If the Leased Premises are totally destroyed by fire or other casualty during the term herein, then and in that event, by virtue of its express stipulation, the Lease shall cease and terminate. In the event that the premises are partially destroyed by fire or other casualty during the term herein, which partial casualty affects the enjoyment and occupancy of the Leased Premises, then and in that event, the Tenant shall give immediate written notice to the Landlord. If said partial destruction or casualty shall amount to less than twenty-five percent (25%) of the Leased Premises, Landlord shall cause the Leased Premises to be repaired as speedily as possible but in any event within 180 days of such casualty. The Tenant's obligation to pay rent shall abate in direct proportion to that portion of the premises destroyed as related to the whole of the Leased Premises.

          (b) In the event that the partial destruction or casualty to the Leased Premises is more than twenty-five percent (25%), the Landlord in its sole discretion shall determine whether or not to repair the Leased Premises. In the event that the Landlord decides not to repair the Leased Premises (which election shall be made within 60 days of said destruction), then and in that event, this Lease shall cease and be terminated.

     11. INDEMNITY AND INSURANCE: From and after the commencement of this Lease, Tenant will indemnify and hold Landlord harmless absolutely from and against any and all claims, suits, actions, damages, costs, expenses or judgment, by reason of any actual or claimed injury to person and/or property or loss of life sustained in or about the Leased Premises during the term hereof except for claims arising from the negligence of Landlord, its employees or agents. If Landlord is made party to any litigation instituted against Tenant, to which the foregoing indemnity may relate, Tenant will pay all expenses, costs, damages, judgments and reasonable fees for counsel incurred by or imposed on Landlord in connection therewith or as a result thereof, provided that Landlord shall be liable for all such expenses and claims arising from the negligence of Landlord, its employees or agents.

          Without limiting the foregoing and other indemnification provisions herein contained, Tenant agrees, at Tenant's sole cost and expense, throughout the term of this Lease, but for the mutual benefit of Landlord and Tenant, to maintain general public liability insurance against claims for bodily injury or death, or injury to property, occurring upon or in the Leased Premises, such insurance to afford protection to the limit of not less than $3,000,000.00 in respect of bodily injury or death to any one person, and to the limit of not less than $3,000,000.00 in respect of any one accident, and not less than $300,000.00 in respect to property damage.

          All insurance provided for in this paragraph shall name Landlord as owner and additional insured, to the extent of the indemnification provided herein, and Tenant as insured, as their respective interests may appear, and shall be effected under valid and enforceable policies issued by insurers licensed to do business in the State of Connecticut. Tenant may carry the insurance required under this paragraph under a blanket policy. Upon the commencement of the term of this Lease and prior to the expiration dates of the expiring policies theretofore furnished



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pursuant to this paragraph, originals of the policies or certificates thereof issued by the respective insurers shall be delivered by Tenant to Landlord. Tenant agrees to pay the cost of any such insurance and to furnish Landlord, if requested, with evidence satisfactory to Landlord of such payment. All such policies shall, to the extent obtainable, contain an agreement by the insurers that such policies shall not be canceled without at least thirty (30) days prior written notice to Landlord.

          Tenant agrees that if it shall at any time fail to take out, pay for, maintain or deliver any of the insurance policies as provided for in this paragraph, or to make any other payment or perform any other act on the part of Tenant to be made or performed, then Landlord may, but shall not be obligated to do so, and on not less than fifteen (15) days' notice to or demand upon Tenant (and unless Tenant shall comply with such fifteen (15) day period), and without waiving or releasing Tenant from any obligations of Tenant in this Lease contained, (i) take out, pay for, maintain or deliver any of the insurance policies provided for in this paragraph, or (ii) make any other payment or perform any other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, together with interest thereon at the prime rate plus two percent (2%) per annum from the date of the making of such expenditure by Landlord, at the option of Landlord, shall be payable to Landlord on demand or shall be added to any rent then due or thereafter becoming due under this Lease, and Tenant agrees to pay any such sum or sums with interest as aforesaid. All sums which may become payable to Landlord by Tenant, as in this paragraph provided, and all sums payable by Tenant pursuant to any other provision of this Lease, shall be deemed obligations of Tenant hereunder and Landlord shall have (in addition to any other right or remedy) the same rights and remedies in the event of non-payment of any such sums by Tenant as in the case of default by Tenant in the payment of rent. The notice provided for herein shall not in any way affect the other provisions of this Lease.

     12. INCREASED FIRE INSURANCE RATE. Tenant shall not do, suffer to be done, or keep, or suffer to be kept anything in, upon or about the Leased Premises which will contravene Landlord's policies insuring against loss or damage by fire or other hazards, including but not limited to public liability or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If anything be done, omitted to be done or suffered to be done by Tenant or kept or suffered by Tenant to be kept in, upon or about the premises that shall cause the rate of fire or other insurance on the premises of Landlord in companies acceptable to Landlord to go beyond the minimum rate from time to time applicable to the Leased Premises for use for the purposes permitted under this Lease, Tenant will pay the amount of such increase promptly upon Landlord's demand as additional rent.

     13. PROPERTY LOSS OR DAMAGE: Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of Tenant nor the loss or damage to any property of Tenant by theft or otherwise unless caused by the negligence of Landlord, its agents, servants or employees. The Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow, or leaks from any part of said building or from the pipes,



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appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees. Landlord or its agents shall not be liable for any such damage caused by other tenants or persons in said building or caused by operations in construction of any private, public or quasi-public work. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Leased Premises or in the building, or of defects therein or in any building fixtures or equipment. If Tenant shall move any safe, machinery, equipment, freight, bulky matter or fixtures which require special handling, Tenant agrees to employ only persons holding a license to do said work and all work in connection therewith shall comply with any regulations, law or ordinance affecting such work. Tenant shall indemnify Landlord for, and hold Landlord harmless and free from damages sustained by person or property for any damages or monies paid out by Landlord in settlement of any claims or judgments, as well as for all expenses and reasonable attorney fees incurred in connection therewith and all costs incurred in repairing any damage to the building or appurtenances, except however, Tenant shall not be liable for damages, expenses and attorney fees if injury, claim or judgment was caused by the negligence of the Landlord, its agents, servants, or employees.

     14. ACCESS: The Landlord, its servants and agents, including representatives of the insurance company or companies carrying insurance on the building containing the Leased Premises, shall have the right to enter upon the said premises during regular business hours and with reasonable advance notice (except for emergencies, then at any time) for inspection of the Premises or for repairs to building or equipment or in an emergency or to take preventive measures to protect and preserve the property of the Landlord.

          Landlord shall have the right to enter the Premises at any time during business hours and with reasonable advance notice for purposes of showing the Premises to any prospective mortgagee or purchaser of the Premises or during the last six (6) months of the Lease for purposes of reletting the Premises.

     15. CONDEMNATION: In the event of a condemnation of the Leased Premises, which shall include a taking of all or a substantial part of the building on the premises, this Lease shall, at the option of either party, terminate upon the completion of such taking. The rent shall be apportioned as of that date. The condemnation award shall belong solely to the Landlord. Tenant shall be entitled to relocation costs and reimbursement for a taking of its property, if any, provided said costs may be separately determined as an element of the award and not included in the determination of the value of the interest of the Landlord in the Leased Premises. In the event of a partial taking of the premises in such manner that the Tenant is able to continue without substantial modification, the operation then being conducted on the Leased Premises, then this Lease shall remain in full force and effect. Any award for partial taking shall belong solely to the Landlord. Nothing herein shall be construed to deprive Tenant of its rights upon condemnation as set forth in the Connecticut General Statutes.

     16. SUBORDINATION. This Lease is subject and subordinate to all mortgages which may now or hereafter affect such leases or the real property of which the Leased Premises



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form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgage. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request. Landlord, however, covenants and agrees that it will use its best efforts to obtain from all future mortgagees holding a mortgage on the premises written assurance that so long as the Tenant is not in default under the terms and conditions of this Lease, Tenant's use, occupation and possession of the premises and all rights of Tenant under this Lease shall not be affected or disturbed by the bringing of any action to foreclose or otherwise enforce any such mortgage.

     17.  DEFAULT.

          (a) The occurrence of any of the following shall constitute an event of default:

               (1) Delinquency in the payment of any rent or additional rent payable under this Lease if such rent is not paid within ten (10) days of Tenant receiving written notice from Landlord that such rent is due and payable.

               (2) Delinquency by the Tenant in the performance of or compliance with any of the conditions contained in this Lease other than those referred to in the foregoing subparagraph (1), for a period of thirty (30) days after written notice thereof from the Landlord to the Tenant, except for any default not susceptible of being cured within such thirty (30) day period, in which event the time permitted to the Tenant to cure such default shall be extended for as long as shall be necessary to cure such default, provided the Tenant commences promptly and proceeds diligently to cure such default, and provided further that such period of time shall not be so extended as to jeopardize the interest of the Landlord in this Lease or so as to subject the Landlord or the Tenant to any civil or criminal liabilities.

               (3) Filing by the Tenant in any court pursuant to any statute, either of the United States or any state, of a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of the Tenant's property, or an assignment by the Tenant for the benefit of creditors.

               (4) Filing against the Tenant in any court pursuant to any statute, either of the United States or of any state, of a petition in bankruptcy or insolvency, or for reorganization or for appointment of a receiver or trustee of all or a portion of the Tenant's property, if within ninety (90) days after the commencement of any such proceeding against the Tenant such petition shall not have been dismissed.

          (b) Upon the occurrence of an event of default, and provided Tenant has not cured such defaults as set forth in subsection (a) above, the Landlord at any time thereafter may give written notice to the Tenant specifying such event of default and stating that this Lease shall expire on the date specified in such notice, which shall be at least twenty (20) days after the giving of such notice, and upon the date specified in such notice this Lease and all rights of the Tenant hereunder shall terminate.



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          (c)  Upon the expiration of this Lease pursuant to sub-paragraph 15(b)
above, the Tenant shall peacefully surrender the leased property to the Landlord and the Landlord, upon or at any time after any such expiration, may without further notice reenter the leased property and repossess it by force, summary proceedings, ejectment, or otherwise, and may dispossess the Tenant and remove the Tenant and all other persons and property from the leased property and may have, hold, and enjoy the leased property and the right to receive all rental income therefrom.

          (d) At any time after such expiration, the Landlord may relet the leased property or any part thereof for such term and on such conditions as the Landlord, in its uncontrolled discretion, may determine and may collect and receive the rent therefor. The Landlord shall in no way be responsible or liable for any failure to relet the leased property or any part thereof, or for any failure to collect any rent due upon any such reletting. The Landlord agrees to use reasonable efforts to relet the Leased Premises or a portion thereof, in its sole discretion, to mitigate Tenant's damages.

          (e) No such expiration of this Lease shall relieve the Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such expiration. In the event of any such expiration, whether or not the leased property or any part thereof shall have been relet, the Tenant shall pay to the Landlord the rent and additional rent required to be paid by the Tenant up to the time of such expiration, and thereafter the Tenant, until the end of what would have been the term of this Lease in the absence of such expiration, shall be liable to the Landlord for, and shall pay to the Landlord, as and for liquidated and agreed current damages for the Tenant's default:

               (1) the equivalent of the amount of the rent and additional rent would be payable under this Lease by the Tenant if this Lease were still in effect, less

               (2) the net proceeds of any reletting effected pursuant to the provisions of subparagraph 15(d) above, after deducting all the Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorney's fees, alteration costs and expenses of preparation for such reletting.

          (f) The Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to reenter provided for in any statute, or of the institution of legal proceedings to that end. The Tenant, for and on behalf of itself and all persons claiming through or under the Tenant, also waives any right of redemption or reentry or repossession or to restore the operation of this Lease in case the Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of reentry or repossession by the Landlord. In case of any expiration of this Lease, the Landlord and the Tenant, so far as permitted by law, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matter arising out of or in any way connected with this Lease, the relationship of landlord and tenant, the Tenant's use or occupancy of the leased property, or any claim of injury



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or damage.  The terms "enter", "reenter", "entry", or "reentry", as used in this
Lease are not restricted to their technical legal meaning.

     18. COSTS AFTER DEFAULT: The Tenant shall pay and indemnify the Landlord against all legal costs and charges, including reasonable counsel fees lawfully and reasonably incurred, in obtaining possession of the Leased Premises after a default of the Tenant or after the Tenant's default in surrendering possession upon the expiration or earlier termination of the term of the Lease or enforcing any covenant of the Tenant herein contained.

     19. SIGNS: The Tenant's identification sign will be in such location as designated by Landlord. The Tenant shall not erect any other signage, including signage on any windows, without prior written approval of the Landlord, which approval shall not be unreasonably withheld.

     20. NOTICES: Notices and demands required herein or permitted to be sent to those listed hereunder shall be sent either by first class mail, postage prepaid, Federal Express or other reputable overnight courier service, or shall be hand delivered and shall be deemed to have given upon the date the same is postmarked if sent by mail or the day deposited with Federal Express or such other reputable overnight courier service and shall be deemed received when received. All notices shall be sent or hand delivered to the following addresses:

               LANDLORD: SHELTER LEE, LLC
                         c/o Anthony M. Rizzo, Sr.
                         29 Federal Road
                         Danbury, CT   06810

               TENANT:   EVERCEL, INC.
                         2 Lee Mac Avenue
                         Danbury, CT 06810

               and to:   R. Levine
                         Manager, Contracts
                         ENERGY RESEARCH CORPORATION
                         3 Great Pasture Road
                         Danbury, CT 06813

or as such other addresses requested, in writing, by either party upon 15 days notice to the other party.

     21. CHANGE OF ADDRESS: The persons and places to which notices are to be mailed may be changed from time to time by Landlord or Tenant upon written notice to the other.



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     22.  SHORT FORM:  Either party may request the other to execute a memorandum of lease suitable for recording containing information required by
Section 47-19 of the Connecticut General Statutes (Rev. 1958) but specifically excepting the rental provisions hereof.

     23. INTERPRETATION: In construing this Lease, the singular shall include the plural and the plural the singular, and the neuter gender shall include the masculine and feminine genders, and vice versa, as the context may require.

     24. CAPTIONS: The captions of this Agreement are inserted for convenience in reference only and do not constitute a part of this Agreement and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

     25. SUCCESSORS: This Lease shall be binding upon the parties hereto, and the respective successors, assigns, heirs, and legal representatives of the parties hereto.

     26. MODIFICATION: This Lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties. If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be invalid and be enforced to the fullest extent permitted by law.

     27. NO WAIVER BY LANDLORD: The failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein shall not be deemed a waiver of any rights or remedies that Landlord may have, and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained. This instrument may not be changed modified, discharged or terminated orally.

     28. ADDITIONAL RENT - INSURANCE: The Tenant agrees it will pay to the Landlord as and when bills are rendered therefor, the cost of all risk coverage insurance covering the replacement value of the building. Landlord may maintain any insurance provided for herein under Blanket Policies of insurance.

     29. WAIVERS OF LIEN: Landlord herein reserves the right to request from the Tenant Waivers of Lien in the event Tenant shall commence to do interior repairs to said premises. In the event the Landlord requests such Waivers of Lien, Landlord shall supply the same to the Tenant and the Tenant shall have the same executed by all suppliers of material and labor to said Leased Premises prior to the commencement of said work.

     30. ADDITIONAL RENT - REAL ESTATE TAXES: Tenant agrees to pay as additional rent all real estate taxes and other municipal assessments assessed against the land and building when due and before delinquent. If the assessment for the land is part of an assessment for a larger parcel of land then Tenant will pay its proportionate share of the taxes for the land based upon that amount allocated to Tenant's use as a percentage of the entire land assessment. Tenant will receive a credit for any reduction in real estate taxes paid by Tenant.



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     31.  ADDITIONAL RENT - WATER AND SEWER USE:  Tenant agrees to pay as additional rent all water and sewer use charges assessed against the building when due and before delinquent.

     32.  INTENTIONALLY OMITTED.

     33. BROKER: The parties hereto agree that Tower Realty Corp. brought said premises to the Tenant's attention and Tenant agrees to indemnify and hold harmless the Landlord against the claim by any other agent or broker for a commission due by reason of this Lease where it is alleged that said broker or agent called the premises to the Tenant's attention, said indemnity to include all costs of defending any such claim.

     34. PAYMENT OF ADDITIONAL RENT: Notwithstanding any other paragraph to the contrary, the Landlord may bill the Tenant its Additional Rent as determined by paragraphs 28, 30 and 31 as set forth in this Lease on a monthly basis, in advance, and the Tenant agrees to pay, in addition to its rent as set forth in Paragraph 3, an additional amount as determined by the Landlord to be its monthly share of Additional Rent. On January 1st of each year, the Landlord will compute any over-payment or under-payment of said Additional Rent and shall bill the Tenant accordingly or shall credit the Tenant accordingly. Tenant shall be entitled to audit Landlord's calculation of Additional Rent, upon request.

     35. LATE CHARGE: Tenant shall pay to Landlord a late charge of five (5%) percent of the monthly rental payment for each monthly rental payment that Landlord receives after the tenth (10th) day of the month.

     36. ESTOPPEL CERTIFICATES: The Landlord and the Tenant shall, without charge, at any time, and from time to time, as the same shall be reasonably requested, within ten (10) days after a written request by the other, certify by a written instrument to the other, or any person, firm or corporation specified by the other:

     (a) That there is no default under this Lease, that this Lease is unmodified and in full force and effect , or if there have been any modifications, that the same is in full force and effect as modified and stating the modifications.

     (b) Whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants, or conditions contained herein and any modifications hereof upon the part of the Tenant to be performed or complied with, and if so, specifying the same.

     (c) The date, if any, to which the rent and other charges hereunder have been paid.

     (d) That prior to the date of issuance of the certificate required hereby, to the best of the knowledge of the signer thereof, there has been no violation or breach which would constitute a default under this Lease.

     37. HAZARDOUS WASTE. The Tenant agrees that it will not store any Hazardous Waste or petroleum product materials on said Premises in violation of any laws. The Tenant further agrees that it shall be responsible for all costs, damages, or liability that may be incurred in connection with any hazardous waste discharge, spillage, or any other violation of any law in the event Tenant stores or uses hazardous waste materials or petroleum products on said Premises. Tenant further agrees to notify Landlord within twenty-four (24) hours of any hazardous waste or petroleum products discharge or violation of this paragraph. Tenant shall dispose of any hazardous waste material strictly in compliance with all rules and regulations governing the same. Tenant shall retain any bills of lading or similar receipts for off-site disposal of hazardous materials and shall make the same available to Landlord for a period of Three (3) Years after termination of this Lease. No hazardous waste material shall be discharged in any drains or in the soils.

          The Tenant agrees that it shall be responsible for the clean-up of any discharge or spillage caused by Tenant. In the event of Tenant's hazardous waste discharge or spillage, if necessary, the Tenant shall immediately have said soil tested by a firm specializing in said work and enter into a contract for the removal of said soils and replacing of soils with clean fill and for the replacing of any areas disturbed because of said discharge or spillage. All of said work shall take place within one hundred twenty (120) days of knowledge of said discharge or spillage.

          In the event Tenant fails to perform said work as set forth in this paragraph, then, in such event, the Landlord may cause the same to be completed and the Tenant shall be responsible for the payment of same within ten (10) days after presentation of bill to Tenant for the work performed, together with all reasonable costs incurred by Landlord in the performance of said work and repairing any damage to the entire premises and including any reasonable attorneys' fees incurred. Any monies paid by Landlord in connection herewith shall be repaid to Landlord together with interest at the prime rate plus two percent (2%) per annum until paid. The Landlord recognizes that Tenant will be a Generator of hazardous waste as defined by the Resource Conservation and Recovery Act.

     38. SURRENDER OF PREMISES. Notwithstanding anything to the contrary in this Lease on the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, clean and free of debris, but obsolescence, ordinary wear and tear and damage by fire or the elements excepted. Tenant shall repair any damage to the Premises occasioned by the installation or removal of its trade fixtures, furnishings and equipment.

     39. HOLDING OVER. If Tenant, with Landlord's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Tenant (except, however, the monthly base rental shall be 125% of the monthly rent for the last month of the Lease), but all options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

     40. LANDLORD'S WORK. The Landlord agrees to complete the Leased Premises in accordance with attached work letter.

     41. MAINTENANCE OF HVAC SYSTEM. Tenant agrees to maintain during the term of this Lease and any renewals or extensions thereof, a service or maintenance agreement in connection with the HVAC system with a company acceptable to the Landlord for at least a semi-annual servicing of said equipment.

     42. QUIET ENJOYMENT. The Landlord covenants to the Tenant, subject to the conditions and covenants herein contained on paying the rent and performing the covenants aforesaid, it shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term aforesaid.

     43. OPTION TO RENEW. Provided (i) that at the time of the exercise of this privilege, or at the time of the commencement of the option to extend or renew hereunder, Tenant shall not be in default under the terms, covenants and provisions of this Lease beyond the applicable grace period; (ii) that Tenant shall notify Landlord in writing not later than 360 days prior to the expiration of the Lease that Tenant desires an extension of this Lease; (iii) that such extension shall be upon the same terms, covenants and provisions as are contained in the Lease as then extended, except for the option set forth herein, and except as modified by the provisions of this paragraph, Landlord hereby grants the Tenant the privilege of extending the term of this Lease for a period of five (5) years, from January 1, 2004 to December 31, 2009. It is understood and agreed that the provisions (i) and (ii) above are conditions precedent to the extension of this Lease and in the event that Tenant fails to comply with them at the time Tenant exercises this extension, this privilege shall have no force or effect. The minimum guaranteed annual rental, exclusive of additional rent, shall be increased annually, as follows:

     Years               Annual Rent         Monthly Rent
     ----------------------------------------------------

       6                 $185,250.00          $15,437.50
      7-8                $192,375.00          $16,031.25
      9-10               $199,500.00          $16,625.00

     44.  TENANT'S WORK:   Notwithstanding anything to the contrary, Tenant
agrees to allow Landlord to bid on any interior improvements or maintenance to be performed by the Tenant. Tenant agrees to award any such work to Landlord, provided Landlord's bid is competitive with those of other contractors.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and to a duplicate of the same tenor and date, this 15th day of Jan., 1999.

                              LANDLORD

                              SHELTER LEE, LLC


                              By: /s/ Anthony M. Rizzo, Sr.
                                 --------------------------------

                              Anthony M. Rizzo, Sr. Managing Member

                              TENANT

                              EVERCEL, INC.


                              By: /s/ Allen Charkey
                                 --------------------------------

                              Allen Charkey
                              Executive Vice President & Chief Operations
                              Officer

                                       GUARANTY

     FOR VALUE RECEIVED, the undersigned ENERGY RESEARCH CORPORATION, a Connecticut corporation with an address at 3 Great Pasture Road, Danbury, Connecticut (hereinafter designated as "Guarantor") hereby unconditionally guarantees to Landlord, its successors and assigns, the full and prompt performance and observance by Tenant and its successors or assigns of all the terms and conditions in the Lease dated 1/15, 1999, between SHELTER LEE, LLC, as Landlord, and EVERCEL, INC., as Tenant (hereinafter the "Lease"), on the part of the Tenant thereunder to be performed or observed thereunder, and if at any time default shall be made by said Tenant or its successors or assigns in the full and prompt performance or observance of any of the terms or conditions of said Lease on Tenant's part to be performed or observed, Guarantor will thereupon perform and observe the same, as the case may be, in place and stead of Tenant, without demand or notice. Without limiting the generality of the foregoing, in the event Landlord is for any reason unable to exercise any right of acceleration contained in the Lease as against the Tenant, notwithstanding that Landlord's right to accelerate has accrued pursuant to the Lease, Landlord may exercise such right of acceleration as to Guarantor and Guarantor shall be bound thereby. No waiver, modification, amendment, extension of time, indulgence, forbearance, release or discharge granted or permitted by landlord as to any of the terms or conditions of said Lease shall release or modify the obligations of Guarantor hereunder, nor shall Landlord be required to give any notice thereof to Guarantor.

     The obligations of Guarantor hereunder shall not be released by Landlord's receipt, application or release of any security given for the performance and observance of any terms and/or conditions in said Lease on Tenant's part to be performed or observed.

     The liability and obligation of the Guarantor hereunder to Landlord and its successors and assigns shall not be diminished, released or in any way affected by (a) the release or discharge of Tenant in any creditor's, receivership, bankruptcy, insolvency, or other proceedings; (b) the impairment, limitation or modification of the liability of Tenant or its estate in bankruptcy; (c) any payment made by Tenant, to the extent such payment shall be surrendered by Landlord as a preference or otherwise, voluntarily or by Court order, to Tenant or its trustee, receiver, creditor or other representative in any proceedings subject to any bankruptcy or insolvency law or rule of the United States or of any state; (d) the existence or exercise of any remedy for enforcement of Tenant's liability under the Lease; (e) the limitation or discharge of Tenant's liability under the Lease by reason of the operation of any present or future provision of any bankruptcy Statute of the United States of America or any Rules with respect thereto or any state law and/or statute or any decision of any court, and/or the rejection or disaffirmance of the Lease in any such proceedings; (f) any assignment or transfer of the Lease by Tenant; (g) any disability or other defense of Tenant; or (h) the release from any cause whatsoever of the liability of Tenant under the Lease.

     Until all the covenants and conditions of the Lease on Tenant's part to be performed and observed are fully performed and observed, Guarantor: (a) shall have no right of subrogation against Tenant by reason of any payments or performance by Guarantor as to or under this

Guaranty; (b) waives any right to enforce any remedy which it now or hereafter has against Tenant by reason of any payment or performance by Guarantor hereunder; and (c) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under said Lease.

     This Guaranty shall apply to the said Lease and to any and all renewals or extensions thereof.

     This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and the Landlord.

     Notwithstanding the above, the liability of the Guarantor shall be limited to the following amounts:

     During the First Lease Year:            $ 500,000.00
     During the Second Lease Year:           $ 400,000.00
     During the Third Lease Year:            $ 300,000.00
     During the Fourth Lease Year:           $ 200,000.00
     During the Fifth Lease Year:            $ 100,000.00

Thereafter, this Guaranty shall terminate.

     "Notwithstanding the foregoing, provided Tenant is not in default and one year after the Commencement Date this Guaranty shall immediately terminate upon Tenant's net worth, as reported in its certified, periodic public filings commonly known as 10K and 10Q reports, exceeding three million dollars ($3,000,000.00) ("Required Net Worth"). Upon Tenant's release of a certified public filing showing that Tenant has exceeded the Required Net Worth, Guarantor shall notify Landlord in writing and shall provide Landlord with a copy of said public filing. Upon receipt of such notice by Landlord, this Guaranty shall terminate and the Guarantor shall be released from all its obligations hereunder."

     IN WITNESS WHEREOF, the Guarantor has executed this instrument or caused this instrument to be executed by its duly authorized officer this 15th day of January, 1999

                                   ENERGY RESEARCH CORPORATION
WITNESS:

/s/ Michelle Reichert              By  /s/ Ross M. Levine
----------------------------          ----------------------------------
Michelle Reichert                  Ross M. Levine
                                   Manager, Contracts & Assistant Secretary

/s/ Ana Venancio
----------------------------
Ana Venancio

STATE OF CONNECTICUT )
                     )ss: Danbury, CT                            1/15/99
COUNTY OF FAIRFIELD  )

     On this 15th day of Jan., 1999 personally appeared Ross M. Levine     , as
Mgr., Contracts & Ass't. Sec. of Energy Research Corp., signer and sealer of the foregoing instrument, and acknowledged the same to be free act and deed and the free act and deed of said corporation, before me.

                              /s/ Rena Cherry
                              ----------------------------------
                              Commissioner of the Superior Court
                              Notary Public
                              My Commission Expires 03/31/2003